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                                                                   EXHIBIT 10.35

                            REVOLVING PROMISSORY NOTE

$1,829,900                                                      Atlanta, Georgia
                                                               December 27, 2002

     FOR VALUE RECEIVED, the undersigned, VIEWLOCITY, INC., a Georgia corporation ("Borrower") promises to pay to the order of Silicon Valley Bank, a California-chartered bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower (including, but not limited to, Advances made to reimburse the Bank for any drawings made under any letters of credit issued by the Bank for the account of the Borrower) in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank of even date herewith (as amended from time to time, the "Loan Agreement"), up to a maximum principal amount of One Million Eight Hundred Twenty-Nine Thousand Nine Hundred Dollars ($1,829,900) ("Principal Sum"), or so much thereof as may be advanced or readvanced and remains unpaid. Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances, as follows:

     Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest (i) at the variable rate of interest, per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank (the "Prime Rate"), plus one percent (1.0%) per annum, until such time as Borrower delivers a correct Compliance Certificate reflecting that Borrower's EBITDA was greater than zero for each of the preceding two fiscal quarters; and
(ii) at a per annum rate equal to the Prime Rate one-half of one percent (0.5%) per annum after receipt of such Compliance Certificate. The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the Prime Rate. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. For purposes of this Note, "EBITDA" shall mean, for any fiscal quarter of Borrower, an amount equal to (a) Borrower's net income for such fiscal quarter; plus (b) Borrower's interest expense for such fiscal quarter, plus (c) Borrower's income tax expense for such fiscal quarter plus (d) Borrower's depreciation and amortization for financial reporting purposes during such fiscal quarter, determined, in each case, in accordance with GAAP.

     The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

          (a) Interest only on the unpaid principal amount shall be due and payable monthly in arrears, commencing January 1, 2003, and continuing on the first (1st) day of each calendar month thereafter to maturity; and

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          (b)   Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the Revolving Maturity Date.

     The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

     Borrower further agrees that, if any payment made by Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by Bank to Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, Borrower's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing Borrower's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Note (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Borrower in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     This Note is the "Revolving Promissory Note" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the loans and advances evidenced hereby are made. This Note is secured as provided in the Loan Agreement and the other Loan Documents. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the obligations of Borrower

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with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

     The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

          (a) The failure of Borrower to pay to Bank when due any and all amounts payable by Borrower to Bank under the terms of this Note; or

          (b) The occurrence of an Event of Default (as defined therein) under the terms and conditions of any of the other Loan Documents.

     Upon the occurrence of an Event of Default, at the option of Bank, all amounts payable by Borrower to Bank under the terms of this Note shall immediately become due and payable by Borrower to Bank without notice to Borrower or any other person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrower, guarantors and endorsers.

     Borrower promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance default or enforcement of this Note, as well as any applicable statutes of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     Borrower acknowledges and agrees that this Note shall be governed by the laws of the State of Georgia, excluding conflicts of laws principles, even though for the convenience and at the request of Borrower, this Note may be executed elsewhere.

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     BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES,
UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF GEORGIA IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF GEORGIA, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.


WITNESS/ATTEST:                          VIEWLOCITY, INC.


/s/ Cy Pritchard                       By:  /s/ L. Allen Plunk     (SEAL)
------------------------------              ------------------------------
                                            Name: L. Allen Plunk
                                            Title: EVP and CFO

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